Exhibit 30

Agreement dated October 2 , 2025 by and between David Koos (“Employee”) , a natural person and Regen BioPharma, Inc. (“Company”), a Nevada corporation

WHEREAS, the Company desires to conduct a planned Phase I Clinical Trial of HemaXellerate (“Clinical Trial”)

WHEREAS, the Company has determined that Employee’s services are essential for the successful completion of the Clinical Trial

NOW, THEREFORE, it is agreed as follows:

On or before October 5, 2025 Employee shall receive twenty million newly issued common shares of the Company (“Compensation Shares”). The shares shall be subject to a vesting schedule (see Schedule 1.).

Employee acknowledges that any securities issued pursuant to this Agreement shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

This Agreement has been executed in and shall be governed by the laws of the state of California, without giving effect to the conflict of laws rules thereof or of any state. Venue for any action brought hereunder shall be proper only in San Diego county, California.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

Company		Employee

By:	David R. Koos	By:	David R. Koos
Its:	Chairman and CEO
Signature:	/s/ David R. Koos	Signature:	/s/ David R. Koos

SCHEDULE 1

VESTING SCHEDULE FOR COMPENSATION SHARES

Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Employee (“ Transfer Restriction”) except as follows:

All Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate.